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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported):  January 5, 2001

(Commission File Number) 001-15633

Sunhawk.com Corporation
(Exact name of registrant as specified in its chapter)

Washington (State or other jurisdiction of incorporation	91-1568830 (IRS Employer Identification No.)
223 Taylor Ave. N., Suite 200, Seattle, WA (Address of principal executive offices)	98109 (Zip Code)

(206) 728-6063
Registrant's telephone number, including area code:

(Former name or former address, if changed since last report)

Item 4.  Changes in Registrant's Certifying Accountant

    On January 5, 2001, the Registrant was informed by Ernst & Young LLP that they were resigning as its independent auditors.

    Ernst & Young LLP had been the Registrant's principal auditors for the purpose of auditing its financial statements for the fiscal years ended September 30, 2000 and September 30, 1999. The reports on the financial statements for the two aforementioned fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In the two most recent fiscal years and the subsequent interim period through January 5, 2001, the Registrant has had no disagreements with its former principal auditors on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of the former principal auditors, would have caused Ernst & Young LLP to make reference to the matter in their reports. The Company has requested Ernst & Young LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated January 10, 2001 is filed as Exhibit 16.1 to this Form 8-K.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

  (c)
  Exhibits

    The following exhibit is filed as part of this Report:

      16.1  Ernst & Young LLP letter dated January 10, 2001

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNHAWK.COM CORPORATION
Date: January 10, 2001	By:	/s/ MARLIN ELLER Marlin Eller Chief Executive Officer

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SIGNATURES